SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 28, 2003

Cogent Communications Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-31227

(Commission File No.)

52-2337274

(IRS Employer Identification No.)

Delaware

(State or Other Jurisdiction of Incorporation)

1015 31st Street N.W.

Washington, DC 20007

(Address of Principal Executive Offices)

(202) 295-4200

(Registrant’s telephone number, including area code)

ITEM 9. OTHER EVENTS.

                                         On February 28, 2003, Cogent Communications Group, Inc. issued the following press release announcing the acquisition of the internet service business of Fiber Network Solutions, Inc.:

Cogent Public Relations Contact:
Jeff Henriksen	Kristin Duskin-Gadd
(202) 295-4388	(828) 684-2434
jhenriksen@cogentco.com	kduskin-gadd@interprosepr.com

Cogent Acquires Fiber Network Solutions, Inc.

Customers and Colocation Centers Accelerate Cogent’s Business Plan

WASHINGTON, D.C. – February 28, 2003 – Cogent Communications Group, Inc. (AMEX: COI), a Tier One, next-generation optical Internet Service Provider, announced today that it has acquired the Internet service business of Fiber Network Solutions, Inc. (FNSI). FNSI is a major Internet access and colocation service provider that is privately held and headquartered in Columbus, Ohio.  FNSI provides Internet service to businesses located in Ohio, Michigan and Pennsylvania. As part of the deal, Cogent also acquired five colocation facilities including those located in Columbus, Pittsburgh, PA and Detroit, MI.

Cogent is expecting to complete the migration of all FNSI customers onto Cogent’s all optical IP backbone by 6:00 a.m., EST this morning.  All of the 400-plus former FNSI customers now enjoy a superior level of performance and reliability through Cogent’s non-oversubscribed, 80 Gigabits per second (Gbps) nationwide backbone designed and built exclusively for Internet data traffic.

“Two factors combined to make this acquisition very attractive and almost immediately accretive for Cogent.  One, migrating FNSI customers onto the Cogent-owned and operated backbone enables us to eliminate the high costs associated with FNSI’s leased network backbone. And two, streamlining staff and eliminating redundant infrastructure significantly reduces the overhead,” said Helen Lee, Chief Financial Officer for Cogent Communications.  “The economies of scale created by owning an all-optical, DWDM network end-to-end cannot be matched by any other ISP today.”

“Cogent continues to aggressively evaluate new acquisition targets as we become aware of opportunities.  In this turbulent environment, Cogent has had great success in acquiring companies and assets that quickly accelerate our business plan objectives and bring us substantial revenue,” said Dave Schaeffer, CEO, Cogent Communications.

“As an entrepreneurial spirited and operated business, we wanted to make sure that we left our customers’ Internet service in the best hands possible.  That is why we are so pleased that Cogent will be taking the helm and assuming ownership of the FNSI customers,” said Kyle Bacon, COO of Fiber Network Solutions, Inc.  “FNSI’s customers are the real winners, receiving a higher level of performance, quality and reliability than they could with FNSI.”

The acquisition of the FNSI Internet services business was completed through Cogent’s wholly-owned subsidiary, Cogent Great Lakes Communications, Inc.

About Cogent Communications

Cogent Communications (AMEX: COI) is a Tier 1, facilities -based, all-optical ISP focused on delivering ultra-high speed Internet access and transport services to businesses in the multi-tenant marketplace and to service providers located in major metropolitan areas across the United States and Canada.

The Cogent solution offers the unique combination of higher quality at a lower price.  Data-only network technology combined with end-to-end network ownership allows Cogent to offer ultra-high speed Internet access at prices never before offered in the industry. With on-net bandwidth pricing that equates to between $10 and $30 per megabit, Cogent is the low-cost leader in the Internet access market.

Cogent’s network consists of a dedicated nationwide multiple OC-192 fiber backbone, multiple intra-city OC-48 fiber rings, and optically-interfaced high-speed routers. Cogent has been recognized as the first IP+Optical Cisco Powered Network (CPN). Cogent acquired portions of the U.S. operations of PSINet, Inc. including the network, customer base plus the three data centers located in NY, LA and Herndon, VA.

Cogent is now offering service in over 30 metropolitan markets including T1, T3 and 2Mb connections through the PSINet label and 500 Kbps, 100 Mbps and 1,000 Mbps as well as data center colocation services through Cogent. Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached at (202) 295-4200 or via email at info@cogentco.com.

Information in this release may involve expectations, beliefs, plans, intentions or strategies regarding the future.  These forward-looking statements involve risks and uncertainties.  All forward-looking statements included in this release are based upon information available to Cogent Communications Group, Inc. as of the date of the release, and we assume no obligation to update any such forward-looking statement.  The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations.  Numerous factors could cause or contribute to such differences.  Some of the factors and risks associated with our business are discussed in Cogent’s registration statements filed with the Securities and Exchange Commission and in its other reports filed from time to time with the SEC.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

	By:	/s/ H. Helen Lee
Date: February 28, 2003	H. Helen Lee Chief Financial Officer